Exhibit 4.7.1(w)

This Instrument prepared by and
upon recording, please return to:
Reginald T. O’Shields, Esq.
Sutherland, Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,
to
SUNTRUST BANK,
TRUSTEE

TWENTY-SECOND SUPPLEMENTAL
INDENTURE

Relating to the
Series 2003 (FFB M-8) Note
and
Series 2003 (RUS M-8) Reimbursement Note

Dated as of March 1, 2003

FIRST MORTGAGE OBLIGATIONS

          THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of March 1, 2003, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the “Company”), and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the “Trustee”).

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the “Original Indenture”), a conformed counterpart of which is attached as Exhibit A to the counterpart of this instrument that will be recorded in Talbot County, Georgia and incorporated herein by reference, for the purpose of conveying and mortgaging to the Trustee, in trust, and granting to the Trustee a security interest in, substantially all of the then-owned and thereafter-acquired real property and tangible personal property, wherever located, and certain of the then-owned and thereafter-acquired intangible personal property of the Company to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations (as defined in the Original Indenture) and the performance of the covenants contained in the Outstanding Secured Obligations and the Original Indenture;

          WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture;

          WHEREAS, the Original Indenture has heretofore been amended and supplemented by twenty-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”), copies of which are attached as Exhibit B to the counterpart of this instrument that will be recorded in Talbot County, Georgia and incorporated herein by reference;

          WHEREAS, the Company intends to acquire certain real property located in Talbot County, Georgia, more particularly described on Exhibit C attached hereto;

          WHEREAS, at the time the Company executed and delivered the Original Indenture, the Company did not have a property interest in any real property located in Talbot County, Georgia;

          WHEREAS, Section 13.5 of the Original Indenture requires the Company to cause all Supplemental Indentures and other instruments of further assurances to be promptly recorded, registered and filed, all in such manner and in such places, as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under the Indenture to all property comprising the Trust Estate, including the property located in Talbot County, Georgia and intended to be acquired by the Company;

          WHEREAS, the Company intends to enter into an Amended and Restated Loan Contract, in or about March 2003, with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of a loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $275,000,000 (the “FFB M-8 Loan”);

          WHEREAS, the Company’s obligation to repay the FFB M-8  Loan will be evidenced by that certain Series 2003 (FFB M-8) Note, to be dated the date of its authentication (the “Series 2003 (FFB M-8) Note”), from the Company to FFB;

          WHEREAS, RUS will guarantee the Company’s obligation to repay the FFB M-8 Loan;

          WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB M-8 Loan;

          WHEREAS, the Company’s obligation to reimburse RUS for any payment under its guarantee to FFB will be evidenced by that certain Series 2003 (RUS M-8) Reimbursement Note, to be dated the date of its authentication (the “Series 2003 (RUS M-8) Reimbursement Note”; together with the Series 2003 (FFB M-8) Note, the “Series 2003 (M-8) Notes”), from the Company to RUS;

          WHEREAS, the Company desires to execute and deliver this Twenty-Second Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) conveying and confirming unto the Trustee the property more particularly described on Exhibit C, (ii)  assuring that any and all portions of the Trust Estate now owned or hereafter acquired by the Company and located in Talbot County, Georgia are subject to the lien of the Indenture in compliance with Section 13.5 of the Original Indenture and that all Outstanding Secured Obligations are secured by the portions of the Trust Estate now owned or hereafter acquired by the Company and located in Talbot County, Georgia, and (iii) providing for the creation and designation of the Series 2003 (M-8) Notes as Additional Obligations and specifying the forms and provisions thereof;

          WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture and to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations; and

          WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2003 (M-8) Notes, to make the Series 2003 (M-8) Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2003 (M-8) Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Twenty-Second Supplemental Indenture have been in all respects duly authorized by the Company;

          NOW, THEREFORE, THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2003 (M-8) Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2003 (M-8) Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including the property more particularly described in Exhibit C attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

          PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and Pof “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

          The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

          TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

          SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

          BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

          UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

          THE INDENTURE, INCLUDING THIS TWENTY-SECOND SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

          AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2003 (M-8) Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE SERIES 2003 (M-8) NOTES AND
CERTAIN PROVISIONS RELATING THERETO

          Section 1.1  Authorization and Terms of the Series 2003 (FFB M-8) Note.

          There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2003 (FFB M-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 hereof.  The principal face amount of the Series 2003 (FFB M-8) Note is limited to $275,000,000.

          The Series 2003 (FFB M-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

          The Series 2003 (FFB M-8) Note shall be dated the date of its authentication.  The Series 2003 (FFB M-8) Note shall mature on December 31, 2025, and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Series 2003 (FFB M-8) Note shall be authenticated and delivered to, and made payable to, FFB.

          All payments made on the Series 2003 (FFB M-8) Note shall be made as provided in the Series 2003 (FFB M-8) Note in lawful money of the United States of America which will be immediately available on the date payment is due.

          Section 1.2  Form of the Series 2003 (FFB M-8) Note.

          The Series 2003 (FFB M-8) Note and the Trustee’s certificate of authentication for the Series 2003 (FFB M-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2003 (FFB M-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

          Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2003 (FFB M-8) Note for all purposes under the Indenture at all times during which the Series 2003 (FFB M-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

          Section 1.3  Authorization and Terms of the Series 2003 (RUS M-8) Reimbursement Note.

          There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2003 (RUS M-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.4 hereof.

          The Series 2003 (RUS M-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

          The Series 2003 (RUS M-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2003 (RUS M-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The Series 2003 (RUS M-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

          All payments made on the Series 2003 (RUS M-8) Reimbursement Note shall be made to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C. in lawful money of the United States of America which will be immediately available on the date payment is due.

          The Series 2003 (RUS M-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2003 (FFB M-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

          Section 1.4  Form of the Series 2003 (RUS M-8) Reimbursement Note.

          The Series 2003 (RUS M-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2003 (RUS M-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2003 (RUS M-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

          Section 2.1  This Twenty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the Series 2003 (M-8) Notes to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Twenty-Second Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

          Section 2.2  All recitals in this Twenty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          Section 2.3  Whenever in this Twenty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

          Section 2.4  Nothing in this Twenty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Twenty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

          Section 2.5  This Twenty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

          Section 2.6  To the extent permitted by applicable law, this Twenty-Second Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

                                        2100 East Exchange Place (30084-5336)
                                        P.O. Box 1349 (30085-1349)
                                        Tucker, GA

and the mailing address of the Trustee, as secured party, is:

                                        SunTrust Bank
                                        Corporate Trust Department
                                        Mail Code 008
                                        25 Park Place, 24th Floor
                                        Atlanta, Georgia 30303-2900

[Signatures on Next Page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

By:	/s/ Thomas A. Smith

Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ Patricia N. Nash

Patricia N. Nash Secretary
/s/ Reginald T. O’Shields

Witness

/s/ Sharon H. Wright

Notary Public	[CORPORATE SEAL]

[NOTARY SEAL]

My commission expires: October 14, 2003

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page.]

Trustee:	SUNTRUST BANK, as Trustee a banking corporation organized and existing under the laws of the State of Georgia

Signed, sealed and delivered by the Trustee in the presence of:	By:	/s/ B. A. Donaldson

Name: B.A. Donaldson
Title: Vice President

	By:	/s/ Rebecca Fischer

/s/ Tim Speakman		Name: Rebecca Fischer
Title: Assistant Vice President
Witness

/s/ Jack Ellerin

Notary Public		[BANK SEAL]

[NOTARY SEAL]

My commission expires: December 11, 2005

Exhibit A

          Conformed counterpart of the Original Indenture intentionally omitted from the counterparts of this Supplemental Indenture recorded in every county in which this Supplemental Indenture is recorded, other than Talbot County, Georgia – See the following summary for cross-reference information for the Original Indenture.

RECORDING INFORMATION FOR
ORIGINAL INDENTURE

COUNTY	DATE FILED	DEED BOOK/PAGE

Appling	March 19, 1997	301/365
Ben Hill	March 19, 1997	376/137
Burke	March 24, 1997	233/364
Carroll	March 18, 1997	968/529
Clarke	March 20, 1997	1617/288
DeKalb	March 18, 1997	9355/401
Floyd	April 4, 1997	1391/1
Fulton	March 13, 1997	22279/1
Heard	March 18, 1997	175/85
Jackson	March 20, 1997	16-K/688
Monroe	March 20, 1997	519/97
Toombs	March 24, 1997	444/318 445/1

A-1

Exhibit B

          Copies of the Supplemental Indentures intentionally omitted from the counterparts of this Supplemental Indenture recorded in every county in which this Supplemental Indenture is recorded, other than Talbot County, Georgia.

B-1

Exhibit C

          All right, title and interest of the Company in and to the electric generating plants and facilities and electric transmission and distribution lines and facilities now owned by the Mortgagor and located in the Counties of Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Fulton, Heard, Jackson, Monroe, Talbot, and Toombs, State of Georgia, or hereafter constructed or acquired by the Company, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all substations, service and connecting lines (both overhead and underground), poles, towers, posts, cross arms, wires, cables, conduits, mains, pipes, tubes, transformers, insulators, meters, electrical connections, lamps, fuses, junction boxes, fixtures, appliances, generators, dynamos, water turbines, water wheels, boilers, steam turbines, motors, switch boards, switch racks, pipe lines, machinery, tools, supplies, switching and other equipment, and any and all other property of every nature and description, used or acquired for use by the Company in connection therewith and including, without limitation, the following described property, now owned or hereafter acquired, to-wit:

TRACT ONE (“Mead Tract”):

All that tract or parcel of land lying and being in Land Lots 163, 189 and 190 of the 17th District of Talbot County, Georgia, more particularly shown and delineated on a plat of survey entitled “Oglethorpe Power Corporation,” dated 9/19/00, prepared by Surveying Solutions, Inc., certified by Jeffrey L. Nipper, Georgia Registered Land Surveyor No. 2736, which plat is by reference incorporated herein.

Said property is more particularly described as: BEGINNING at the northwest corner of Land Lot 189, which corner is common to Land Lots 188 and 189 (Talbot County), and Land Lots 196 and 197 (Harris County), and from said Point of Beginning, running thence north 89 degrees 48 minutes 25 seconds east a distance of 1,440.25 feet to an iron pin found and concrete monument; thence south 00 degrees 48 minutes 25 seconds west 2,996.87 feet to an iron pin found and concrete monument; thence south 89 degrees 05 minutes 50 seconds east 2,402.14 feet to an iron pin set and a point on the west right of way of Cartledge Road (80’ right-of-way); thence south 89 degrees 05 minutes 50 seconds east 85.23 feet to an iron pin set on the east right of way of said Cartledge Road; thence south 89 degrees 05 minutes 50 seconds east 417.24 feet to an iron pin found and concrete monument; thence south 26 degrees 29 minutes 58 seconds west 2,178.62 feet to an iron pin found and concrete monument; thence north 52 degrees 12 minutes 39 seconds west 91.54 feet to a point on the east right of way of Cartledge Road; thence north 52 degrees 12 minutes 39 seconds west 80.52 feet to a point on the west right of way of Cartledge Road; thence north 56 degrees 09 minutes 21 seconds west 136.76 feet to an iron pin found; thence north 32 degrees 10 minutes 40 seconds west 124.14 feet to an iron pin found; thence north 54 degrees 42 minutes 06 seconds west 315.03 feet to a point; thence north 53 degrees 33 minutes 04 seconds west 462.33 feet to a point; thence north 56 degrees 13 minutes 15 seconds west 347.95 feet to a point; thence north 55 degrees 11 minutes 29 seconds west 624.33 feet to an iron pin found; thence north 83 degrees 47 minutes 18 seconds west 343.76 feet to a point; thence north 80 degrees 47 minutes 59 seconds west 295.26 feet to a point; thence south 88 degrees 44 minutes 52 seconds west 478.46 feet to a point; thence south 78 degrees 56 minutes 57 seconds west 171.06 feet to an iron pin found; thence north 74 degrees 28 minutes 36 seconds west 165.04 feet to an iron pin found; thence north 59 degrees 15 minutes 26 seconds west 78.60 feet to an iron pin found; thence north 08 degrees 12 minutes 20 seconds east 115.99 feet to an iron pin found; thence north 26 degrees 14 minutes 17 seconds west 258.98 feet to an iron pin found on the west land lot line of Land Lot 190; thence north 00 degrees 08 minutes 33 seconds east 254.95 feet to an iron pin found; thence north 00 degrees 22 minutes 43 seconds east 2,966.50 feet to the northwest corner of Land Lot 189 and the Point of Beginning.

LESS AND EXCEPT:
(“Cartledge Road Tract”)

All that tract or parcel of land lying and being in Land Lot 163 of the 17th District of Talbot County, Georgia, containing 3.640 acres, more particularly described as follows:  To find the point of beginning, commence at the northwest corner of Land Lot 189, which corner is common to Land Lots 188 and 189 (Talbot County), and Land Lots 196 and 197 (Harris County), and from said point, running thence north 89 degrees 48 minutes 25 seconds east a distance of 1,440.25 feet to an iron pin found and concrete monument; thence south 00 degrees 48 minutes 25 seconds west 2,996.87 feet to an iron pin found and concrete monument; thence south 89 degrees 05 minutes 50 seconds east 2,402.14 feet to an iron pin set and a point on the west right of way of Cartledge Road (80’ right-of-way) and the POINT OF BEGINNING; from said Point of Beginning, run south 89 degrees 05 minutes 50 seconds east 85.23 feet to an iron pin set on the east right of way of Cartledge Road; thence run along a curve having a radius of 1,401.08 feet, a length of 159.89 feet, a chord of 159.80 feet on a bearing of south 18 degrees 24 minutes 30 seconds west to a point; thence south 15 degrees 08 minutes 21 seconds west 1,180.76 feet to a point; thence along a curve having a radius of 2,200.26 feet, a length of 620.23 feet, a chord of 618.18 feet on a bearing of south 23 degrees 12 minutes 53 seconds west to a point; thence south 31 degrees 17 minutes 25 seconds west 47.60 feet to a point; thence north 52 degrees 12 minutes 39 seconds west 80.52 feet to a point; thence north 31 degrees 17 minutes 25 seconds west 38.48 feet to a point; thence along a curve having a radius of 2,120.26 feet, a length of 597.68 feet, a chord of 595.71 feet on a bearing of north 23 degrees 12 minutes 53 seconds east to a point; thence north 15 degrees 08 minutes 21 seconds east 1,180.76 feet to a point; thence along a curve having a radius of 1,481.08 feet, a length of 138.78 feet, a chord of 138.73 feet on a bearing of north 17 degrees 49 minutes 25 seconds east to the Point of Beginning.

ALSO, LESS AND EXCEPT:
(“Transmission Line Right of Way Tract”)

Such portion of the above described property as described in a deed from Georgia Kraft Company to Georgia Power Company, dated November 3, 1982, and filed for record in the Office of the Clerk of Harris County, Georgia, on December 6, 1982, which deed and the record thereof are by reference incorporated herein.

ALSO LESS AND EXCEPT:
(“East Side of Cartledge Road Tract”)

All that tract or parcel of land lying and being in Land Lot 163 of the 17th District of Talbot County, Georgia, containing 9.796 acres, more or less, and being a portion of the property shown and delineated on a plat of survey entitled “Oglethorpe Power Corporation,” dated 9/19/00, prepared by Surveying Solutions, Inc., certified by Jeffrey L. Nipper, Georgia Registered Land Surveyor No. 2736, which plat is by reference incorporated herein.

Said property is more particularly described as follows: BEGIN at an iron pin set at the intersection of the east right of way of said Cartledge Road and the north land lot line of Land Lot 163, said 17th District, AND FROM SAID POINT OF BEGINNING, run thence south 89 degrees 05 minutes 50 seconds east 417.24 feet to an iron pin found and concrete monument; thence south 26 degrees 29 minutes 58 seconds west 2,178.62 feet to an iron pin found and concrete monument; thence north 52 degrees 12 minutes 39 seconds west 91.54 feet to a point on the east right of way of Cartledge Road; thence running along the east right of way of Cartledge Road north 31 degrees 17 minutes 25 seconds east 47.60 feet to an iron pin; thence run along a curve having a radius of 2200.26 feet, a length of 620.23 feet, a chord of north 23 degrees 12 minutes 53 seconds east to a point; thence north 15 degrees 08 minutes 21 seconds east 1180.76 feet to a point; thence run along a curve having a radius of 1401.08 feet, a length of 159.89 feet, a chord of north 18 degrees 24 minutes 30 seconds east to the Point of Beginning.

Being a portion of the property conveyed to Oglethorpe Power Corporation by Warranty Deed from Mead Coated Board, Inc., dated March 15, 2001, recorded in Deed Book 173, page 358, Talbot County, Georgia, Public Real Estate Records.

ALSO LESS AND EXCEPT:
(2003 Conveyance to Findley)

All that tract or parcel of land lying and being in Land Lots 163 and 190 of the 17th District of Talbot County, Georgia, containing 54.414 acres, more or less, being more particularly described as follows:  TO LOCATE THE POINT OF BEGINNING, COMMENCE at an iron pin set at the intersection of the westerly right of way of Cartledge Road (80 foot right of way) with the northerly land lot line of Land Lot 163 and from said POINT OF BEGINNING run along the westerly right of way of Cartledge Road along a curve having a radius of 1,481.08 feet, an arc distance of 139.29 feet and a chord of 139.24 feet on a bearing of south 17 degrees 50 minutes 00 seconds west to a point; thence continuing along said right of way south 15 degrees 08 minutes 21 seconds west a distance of 1,180.76 feet to a point; thence continuing along said right-of-way along a curve having a radius of 2,120.26 feet, an arc distance of 597.68 feet and a chord of 595.71 feet on a bearing of south 23 degrees 12 minutes 53 seconds west to a point; thence continuing along said right-of-way south 31 degrees 17 minutes 25 seconds west 38.49 feet to an iron pin found; thence leaving said right of way of Cartledge Road and running the following courses and distances: north 56 degrees 06 minutes 09 seconds west 136.99 feet; north 32 degrees 10 minutes 12 seconds west 123.98 feet; north 54 degrees 47 minutes 35 seconds west 315.20 feet, and north 53 degrees 33 minutes 04 seconds west 396.85 feet to an iron pin set; thence along a curve having a radius of 337.00 feet, an arc distance of 311.80 feet and a chord of 300.80 feet on a bearing of north 34 degrees 39 minutes 53 seconds west to an iron pin set; thence north 54 degrees 04 minutes 04 seconds west 441.92 feet to an iron pin set; thence along a curve having a radius of 964.74 feet, an arc distance of 90.00 feet and a chord of 89.97 feet on a bearing of north 52 degrees 57 minutes 22 seconds west to an iron pin set; thence north 00 degrees 48 minutes 25 seconds east 723.24 feet to an iron pin set in the north land lot line of Land Lot 190; thence along said north land lot line of Land Lot 190, which is the south land lot line of Land Lot 189, and the north land lot line of Land Lot 163, which is the south land lot line of Land Lot 164, south 89 degrees 06 minutes 46 seconds east 1,953.09 feet to an iron pin set on the westerly right-of-way of Cartledge Road and the Point of Beginning.

Said property is more particularly shown and delineated on a plat of survey entitled “Survey for Thomas W. Findley,” dated May 21, 2002, prepared by Hobbs Smith & Assoc., Inc., certified by Bobby R. Hobbs, Georgia Registered Land Surveyor No. 1610, a copy of which is recorded in Plat Book 226, page 6, in the Office of the Clerk of Superior Court of Talbot County, Georgia, which plat is by reference incorporated herein.

TRACT TWO (“2001 Findley Tract”):

All that tract or parcel of land lying and being in Land Lots 163 and 190 of the 17th District of Talbot County, Georgia, containing 4.468 acres, more or less, and being identified as Tract 3 on a plat of survey entitled “Oglethorpe Power Corporation,” dated 5/15/01, prepared by Surveying Solutions, Inc., certified by Jeffrey L. Nipper, Georgia Registered Land Surveyor No. 2736, which plat is by reference incorporated herein.

Said property is more particularly described as follows: TO FIND THE POINT OF BEGINNING, COMMENCE an iron pin set at the intersection of the west right of way of said Cartledge Road (80 ft. right of way) and the north land lot line of Land Lot 163, said 17th District, and from said point run thence along a curve having a radius of 1481.08 feet, a length of 138.78 feet and a bearing of south 17 degrees 49 minutes 25 seconds west to a point; thence run south 15 degrees 08 minutes 21 seconds west 1180.76 feet to a point; thence run along a curve having a radius of 2120.26 feet, a length of 597.68 feet and a bearing of south 23 degrees 12 minutes 53 seconds west to a point; thence run south 31 degrees 17 minutes 25 seconds west 38.48 feet to a point; thence run south 31 degrees 58 minutes 10 seconds west 407.48 feet to a point; thence run along a curve having a radius of 2311.41 feet, a length of 19.71 feet, and a chord of south 31 degrees 43 minutes 30 seconds west to the POINT OF BEGINNING; from said point of beginning, run along a curve having a radius of 2311.41 feet, a length of 153.73 feet and a bearing of south 29 degrees 34 minutes 32 west seconds west to a point; thence leaving the west right of way of Cartledge Road and running north 47 degrees 49 minutes 19 seconds west 601.09 feet to a point; thence along a curve having a radius of 300.00 feet, a length of 227.21 feet and a bearing of north 26 degrees 07 minutes 29 seconds west to a point; thence north 04 degrees 25 minutes 40 seconds west 473.78 feet to a point; thence along a curve having a radius of 200.00 feet, a length of 174.75 feet and a bearing of north 29 degrees 27 minutes 29 seconds west to a point; thence north 33 degrees 46 minutes 45 seconds east  13.35 feet to a point; thence south 56 degrees 13 minutes 15 seconds east 178.99 feet to a point; thence south 53 degrees 33 minutes 04 seconds east 96.15 feet to a point; thence south 04 degrees 25 minutes 40 seconds east 463.99 feet to a point; thence along a curve having a radius of 150.00 feet, a length of 113.61 feet and a bearing of south 26 degrees 07 minutes 29 seconds east to a point; thence south 47 degrees 49 minutes 19 seconds east 567.56 feet to the westerly right of way of Cartledge Road and the Point of Beginning.

Being a portion of the property conveyed to Thomas W. Findley by Warranty Deed dated September 11, 1991, recorded in Deed Book 71, page 94, Talbot County, Georgia, Public Real Estate Records.

TRACT THREE (“2003 Findley Tract):

All that tract or parcel of land lying and being in Land Lot 189 of the 17th District of Talbot County, Georgia, containing 30.973 acres, more or less, and being more particularly described as follows:  TO FIND THE POINT OF BEGINNING, LOCATE the common corner between Land Lots 189, 188, 196 and 197, said 17th District, and from thence, running north 89 degrees 48 minutes 25 seconds east a distance of 1,440.25 feet to an iron pin found and the POINT OF BEGINNING; from said Point of Beginning, running thence south 89 degrees 26 minutes 06 seconds east a distance of 450.00 feet to an iron pin set; thence south 00 degrees 48 minutest 25 seconds west a distance of 2,999.46 feet to an iron pin set on the south land lot line of Land Lot 189, which is the north land lot line of Land Lot 190, said 17th District; thence running along said land lot line north 89 degrees 06 minutes 46 seconds west a distance of 450.00 feet to a concrete monument; thence north 00 degrees 48 minutes 25 seconds east a distance of 2,996.93 feet to an iron pin found and the Point of Beginning.

Said property is more particularly shown and delineated on a plat entitled “Survey for Talbot EMC”, dated March 26, 2002, prepared by Hobbs, Smith & Assoc., Inc., certified by Bobby R. Hobbs, Georgia Registered Land Surveyor No. 1610, a copy of which is recorded in Plat Book 226, page 7, in the Office of the Clerk of Superior Court of Talbot County, Georgia, which plat and the record thereof are by reference incorporated herein.